UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

NORTHANN CORP
.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd.
Fort Lawn,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, the Company’s Board voted to appoint Bradley C. Lalonde, current Chairman of the Board of Northann, to be Northann’s Co-CEO alongside François Vachon.  By accepting this role as an executive of the Company, Mr. Lalonde is no longer an independent director and has therefore resigned from the Board’s Audit Committee.  Mr. Lalonde remains Chairman of the Board of Directors of the Company.

There are no familial or other relationships between Mr. Lalonde and any director or member of management of the Company. There are no arrangements or understandings between Mr. Lalonde and any other person pursuant to which he was appointed. There are no transactions in which Mr. Lalonde has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: October 1, 2026	By:	/s/ François Vachon
Name: François Vachon
Title: Co-Chief Executive Officer

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